TBPELS REGISTERED ENGINEERING FIRM F-1580
633 17TH STREET SUITE 1700         DENVER, COLORADO 80202          TELEPHONE (303) 339-8110
Exhibit No. 23.2

Consent of Ryder Scott Company, L.P.

We hereby consent to the use of our name in the Annual Report on Form 10-K of Barnwell Industries, Inc. and to all references to us, our report concerning reserves, and the data in that report appearing in the 10-K.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Denver, CO
December 18, 2023

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